Exhibit 99.6

PHOTRONICS, INC.
Reconciliation of GAAP to Non-GAAP Financial Information (cont.)
(in thousands)
(Unaudited)

Reconciliation of Net cash provided by operating activities to Free Cash Flow

Three Months Ended
January 28, 2024

GAAP Net cash provided by operating activities	$41,508

Purchases of property, plant and equipment	(43,314)

Free Cash Flow	$(1,806)

Reconciliation of  Cash and cash equivalents  to Net Cash:

	As of
	January 28, 2024	October 31, 2023	January 29, 2023

Cash and cash equivalents	$508,518	$499,292	$334,792

Current portion of Long-term debt	(20,771)	(6,621)	(6,541)

Long-term Debt	(2,655)	(17,998)	(27,323)

Net Cash	$485,092	$474,673	$300,928